As  filed  with  the Securities and Exchange Commission May 15, 2002    File No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                LUCY'S CAFE, INC.
             (Exact name of registrant as specified in its charter)

                              NEVADA              88-0476779
            (State or Other Jurisdiction of     (IRS Employer
            Incorporation or Organization)     Identification No.)

                                  500 I STREET
                          SACRAMENTO, CALIFORNIA 95814
                                 (916) 721-1145
        (Address and telephone number of registrant's principal offices)

                      MANIJEH SHAHVARAN, PRESIDENT AND CEO
                                LUCY'S CAFE, INC.
                                  500 I STREET
                          SACRAMENTO, CALIFORNIA 95814
                                 (916) 721-1145
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                                ATTORNEY AT LAW
                           8 EAST BROADWAY, SUITE 609
                          SALT LAKE CITY, UT 84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  X  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                              CALCULATION  OF  REGISTRATION  FEE

Title of each class  Amount to be       Proposed offering   Proposed maximum     Amount of
of securities to     registered         price per share     aggregate offering   registration
be registered                                               price                fee

Common Stock. . . .  3,470,000 shares   $0.50 per share     $    1,735,000       $   159.62


     The proposed offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                              PRELIMINARY PROSPECTUS


                                 LUCY'S CAFE, INC.
                        3,470,000 SHARES OF COMMON STOCK



     This prospectus relates to 3,470,000 shares of common stock of Lucy's Cafe, Inc., a Nevada corporation. These shares have already been issued to the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There is currently no market for our common stock, and we have not applied for listing or quotation on any public market. We will not receive any of the proceeds from the sale of those shares being offered. The selling security holders may sell their shares in sales in the open market or in privately negotiated transactions.


     SEE "RISK FACTORS" ON PAGES 5-7 FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     The  date  of  this  prospectus  is  May  15,  2002.


                             Subject to completion.


                        TABLE  OF  CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . .     5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .     5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .     8
Determination of Offering Price . . . . . . . . . . . . . . . .     8
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Selling Security Holders. . . . . . . . . . . . . . . . . . . .     8
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . .    10
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .    11
Directors, Executive Officers, Promoters and Control Persons. .    11
Security Ownership of Certain Beneficial Owners and Management.    12
Description of Securities . . . . . . . . . . . . . . . . . . .    13
Interest of Named Experts and Counsel . . . . . . . . . . . . .    13
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities. . . . . . . . . . . . . . . . . . .    13
Description of Business . . . . . . . . . . . . . . . . . . . .    14
Management's Discussion and Analysis of Financial Condition and
Results of Operations . . . . . . . . . . . . . . . . . . . . .    16
Description of Property . . . . . . . . . . . . . . . . . . . .    18
Certain Relationships and Related Transactions. . . . . . . . .    18
Market for Common Equity and Related Stockholder Matters. . . .    18
Executive Compensation. . . . . . . . . . . . . . . . . . . . .    20
Financial Statements. . . . . . . . . . . . . . . . . . . . . .    21
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure. . . . . . . . . . . . . . . . . . . . . .    39
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . .    39
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Additional Information. . . . . . . . . . . . . . . . . . . . .    39
Indemnification of Directors and Officers . . . . . . . . . . .    41
Other Expenses of Issuance and Distribution . . . . . . . . . .    41
Recent Sales of Unregistered Securities . . . . . . . . . . . .    41
Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . .    42
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . .    44

                               PROSPECTUS SUMMARY

ABOUT  OUR  COMPANY

     We formed Lucy's Caf , Inc. as a Nevada corporation on October 30, 2000, and we operate one restaurant named Lucy's Place in downtown Sacramento, California. Our principal office is at 500 I Street, Sacramento, California, 95814. We are in the business of owning and operating restaurants, positioned mainly in the casual dining segment of the restaurant industry. We are initially focusing on serving the Sacramento California area, with the intent to expand our operations first to other parts of California and then to other western states.

     We will be competing with a large number of other restaurants. The restaurant industry is highly fragmented and competitive, with numerous national restaurant chains as well as a large number of smaller independent restaurants serving local and regional markets.

     From our date of inception on October 30, 2000 through our fiscal year-end on September 30, 2001, we had a net loss of $57,192. For the three months ended December 31, 2001 we had an unaudited net loss of $19,426. We have not yet achieved profitable operations.

ABOUT  THIS  OFFERING

     The selling security holders want to sell up to 3,470,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

NUMBER  OF  SHARES  OUTSTANDING  AFTER  THIS  OFFERING

     There are currently 5,470,000 shares of our common stock issued and outstanding. That number will stay the same after this offering, since no new shares are being issued. We have no other securities issued or outstanding.

ESTIMATED  USE  OF  PROCEEDS

     We will not receive any of the proceeds from the sale of the shares being offered.


                                  RISK FACTORS

     You should carefully consider the following risk factors in evaluating our business before you buy any of our common stock. Buying our common stock is speculative and involves many risks. You should not buy our common stock unless you can afford to lose the entire amount of your investment.

     THERE IS NO PUBLIC MARKET FOR THESE SHARES, SO YOU MAY NOT BE ABLE TO RE-SELL THEM. Currently, there is no public market for our common stock. Even if the shares are registered under the Securities Act, there is no guarantee that a public market will develop, due to the limited number of investors in our stock and the significant restrictions on the transferability of our common stock. Without a public market, you may not be able to re-sell your shares for money, ever.

     WE DETERMINED THE OFFERING PRICE FOR THESE SHARES ARBITRARILY, SO THE MARKET PRICE MAY BE MUCH LOWER. We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value. Thus, if a public market for our common stock ever does develop, that market may value our stock at a much lower price.

     WE HAVE NOT PERFORMED ANY FORMAL MARKET STUDIES, SO WE MAY LOSE SOME OR ALL OF OUR BUSINESS DUE TO FOCUSING ON THE WRONG MARKETS. In making our business plan, we relied on the judgment of our officers, directors and consultants. We did not conduct any formal market studies about the demand for our restaurant business, and we have no plans to conduct such studies. Without market studies, we may miss opportunities to focus on profitable markets, or we may overestimate the market for our business. If we miscalculate the market for our business, we could lose all or part of our business.

     WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT, WITH THE RISK THAT WE COULD LOSE SOME OR ALL OF OUR CLIENTELE TO OUR COMPETITORS. All aspects of the restaurant business are highly competitive. Restaurants compete against each other on many important levels, including price, restaurant location and attractiveness, food quality, and service. We compete with a wide variety of restaurants, ranging from national and regional restaurant chains to locally owned restaurants. The large restaurant chains typically represent the tougher competitors, mainly because they usually have greater marketing and financial resources. Moreover, competition is not limited to a particular segment of the restaurant industry; fast-food eateries, steakhouses and casual-dining restaurants all compete for the same consumer's dining dollar. We cannot give you any assurance that we can compete successfully against current or future competitors.

     IF CONSUMER TASTES CHANGE, WE COULD LOSE SOME OR ALL OF OUR BUSINESS. Restaurants in general, and food in particular, are matters of personal taste. Our business is unusually dependent on consumer tastes, and bad publicity about poor food quality, illness, injury, nutritional value of certain foods on our menu, or other health concerns can hurt our business dramatically, even if such publicity is not true.

     UNPREDICTABLE WEATHER CAN SUBSTANTIALLY HURT OUR BUSINESS. Bad weather can have a substantial effect on our business. It can slow down customer traffic, interrupt supply shipments, or increase the cost of our food supplies.

     CHANGES IN TRAFFIC PATTERNS CAN SUBSTANTIALLY HARM OUR BUSINESS. A substantial part of our revenue depends on the free flow of customer traffic to our restaurant. If traffic patterns are changed or interrupted, we can lose a substantial portion of our revenue.

     IF THE COMMUNITIES WE SERVE SUFFER ECONOMIC DOWNTURNS, OUR BUSINESS MAY BE ADVERSELY AFFECTED. Eating out at a restaurant is largely a luxury item, and the restaurant business depends to a large degree on consumers having extra disposable income. Downturns in the local or national economy can have an especially negative effect on our business.

     GOVERNMENT REGULATION COULD DRIVE US OUT OF BUSINESS. Restaurants face many federal, state and local regulations, which at times impose expensive costs on us. Major regulations govern health standards for preparing and selling food. Building and zoning laws control where we can operate. Employment laws such as minimum wage requirements, overtime pay, workplace safety, and citizenship requirements also have a large effect on our business. Many of our employees receive hourly wages based on federal and state minimum wage laws, and recent increases in the minimum wage caused us higher labor costs. In good economic times, we can pass some of these costs on to customers, but we cannot give you any assurance that we will be able to pass on additional costs to customers in whole or in part.

     WE DEPEND ENTIRELY ON OUR EXECUTIVE OFFICERS TO RUN OUR BUSINESS, AND LOSING THE SERVICES OF ANY EXECUTIVE OFFICER WOULD ADVERSELY AFFECT OUR BUSINESS. Our success depends entirely on our management team, particularly our CEO, Manijeh Shahvaran. We have no written employment agreements to keep our management team bound to us or to prevent them from competing with us if they leave. The process of finding qualified managers, either for replacement or expansion, is often lengthy. We can give you no assurance that we will succeed in attracting and retaining qualified executives and personnel. The loss of key personnel, or the inability to attract additional qualified personnel, could materially harm our business.

     SHARES OF STOCK ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. We are registering the sale of up to 3,470,000 shares of common stock, out of a total of 5,470,000 total shares issued and outstanding-which constitutes up to 63% of our total shares issued and outstanding today. Potentially, all 3,470,000 shares could be sold on the open market, subject to Rule 144 limitations for sales by corporate insiders. If the shareholders sell substantial amounts of our stock, then the market price of our stock could decrease.

     OUR STOCK WILL LIKELY BE SUBJECT TO THE PENNY STOCK RULES, WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON BROKER-DEALERS AND MAY AFFECT THE RESALE OF OUR
STOCK.   A  penny  stock  is  generally  a  stock  that:

     -  is  not  listed  on  a  national  securities  exchange  or  NASDAQ,

     -  is  listed  in  the  "pink  sheets"  or  on the NASD OTC Bulletin Board,

     -  has  a  price  per  share  of  less  than  $5.00  and

     -  is  issued  by  a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -  determination  of  the  purchaser's  investment  suitability,

     -  delivery  of  certain  information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement before effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements about our expectations and plans, anticipated future events and conditions, estimates, and financial trends, which may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                                 USE OF PROCEEDS

     The proceeds of this offering will go directly to the selling security holders. We will not receive any proceeds from this offering.

                         DETERMINATION OF OFFERING PRICE

     The selling security holders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual offering price will be either now or at the time of sale.

                                    DILUTION

     The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.


                            SELLING SECURITY HOLDERS

     The following table sets forth the number of shares that the selling security holders may offer for sale from time to time. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders, except that Manijeh Shahvaran holds 2,000,000 more shares which are not being registered at this time. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

-------------------------------------------------------------------------------------------------------
                                   # of Shares Owned by    # of Shares to be     # of Shares Owned by
                                  Selling Security Holder  Offered by Selling  Selling Security Holder
Name of Selling Security Holder    Before This Offering     Security Holder    after Offering Completed
--------------------------------  -----------------------  ------------------  ------------------------

Manijeh Shahvaran,
president and a director . . . .                4,000,000           2,000,000                 2,000,000
--------------------------------  -----------------------  ------------------  ------------------------
Zagros Shahvaran, secretary,
 treasurer, and a director . . .                   10,000              10,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Natalie Shahvaran. . . . . . . .                  385,000             385,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Fortune Seekers, Inc.(1) . . . .                  150,000             150,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Gary J. McAdam(1). . . . . . . .                  100,000             100,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
GJM Trading Partners, Ltd.(1). .                  250,000             250,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Robert A. Strahl, TTEE
DTD 8/25/99, CRUT. . . . . . . .                  250,000             250,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Twin Rivers, LLC . . . . . . . .                  125,000             125,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Carolyn W. Humiston, TTEE
Carolyn W. Humiston Living
Trust, U/A DTD 5/28/97 . . . . .                    4,000               4,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Harry G. Murray. . . . . . . . .                   12,000              12,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Curtis D. Hughes . . . . . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Henry MC Connel, TTEE
Henry MC Connel Revocable
Living Trust, UA DTD 10/7/93 . .                   50,000              50,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
AMGD, LTD, INC.. . . . . . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Robert Willert . . . . . . . . .                    4,000               4,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
William P. Spencer and
Debra L. Spencer . . . . . . . .                    6,000               6,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Market Media, Inc. . . . . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Richard J. Corline . . . . . . .                    7,000               7,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Kathy Varnes and David Varnes. .                    2,000               2,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Dwain Brannon. . . . . . . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Don Montague . . . . . . . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Millenium Capital Advisers,
LLC. . . . . . . . . . . . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Earnco MPPP. . . . . . . . . . .                   10,000              10,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Iris Rudman Irrevocable Trust
 Ronald Rudman, Trustee. . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Growth Ventures, Inc. Profit
Sharing Plan & Trust(1). . . . .                    7,500               7,500                         0
--------------------------------  -----------------------  ------------------  ------------------------
Growth Ventures, Inc. Pension
 Plan & Trust(1) . . . . . . . .                    7,500               7,500                         0
--------------------------------  -----------------------  ------------------  ------------------------
Vail Investments, LLC. . . . . .                      400                 400                         0
--------------------------------  -----------------------  ------------------  ------------------------
Nina Kravchenko. . . . . . . . .                   26,400              26,400                         0
--------------------------------  -----------------------  ------------------  ------------------------
South Bay Capital, Inc.. . . . .                      200                 200                         0
--------------------------------  -----------------------  ------------------  ------------------------
Bradley R. Corner as custodian
 for Ryan Alexander Corner . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Bradley R. Corner as custodian
 for Mogan Laura Corner. . . . .                    5,000               5,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Diane S. Button. . . . . . . . .                      200                 200                         0
--------------------------------  -----------------------  ------------------  ------------------------
Susan B. Anderson, Custodian
 For Dane H. Anderson. . . . . .                    4,000               4,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Susan B. Anderson, Custodian
 For Katrina A. Anderson . . . .                    6,000               6,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Susan B. Anderson, Custodian
 For Jeffrey H. Anderson . . . .                    4,000               4,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Michael R. Flores. . . . . . . .                    1,000               1,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
The Hogben Family Trust DTD
07/29/98 . . . . . . . . . . . .                    3,000               3,000                         0
--------------------------------  -----------------------  ------------------  ------------------------
Ahmad Shahvaran. . . . . . . . .                      800                 800                         0
--------------------------------  -----------------------  ------------------  ------------------------

     (1) Gary McAdam controls Fortune Seekers, Inc.; GJM Trading Partners, Ltd.; Growth Ventures, Inc. Profit Sharing Plan & Trust; and Growth Ventures, Inc. Pension Plan & Trust.

                              PLAN OF DISTRIBUTION

     The selling security holders may sell our common stock in the over-the-counter market; on any securities exchange on which our common stock is or becomes listed or traded; in negotiated transactions; or otherwise. The selling security holders may sell our common stock at market prices prevailing at the time of sale, or at prices related to the market price, or at other negotiated prices. The shares will not be sold in an underwritten public offering.

     The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     -purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     -ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     -privately  negotiated  transactions.

     Brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate in the sales. Brokers or dealers may receive commissions or discounts from selling security holders, or from purchasers of the stock if they act as agents for such purchasers.
Broker-dealers may agree with the selling security holders to sell a specified number of shares at a fixed price per share; and, to the extent they are unable to sell such shares, they may purchase the unsold shares as principals in order to fulfill their sale commitments to the selling security holders. Broker-dealers who acquire shares as principals may resell those shares from time to time in the over-the-counter market, or in other markets, at the prevailing market price; at a price related to the prevailing market price; or at some other negotiated price. In connection with reselling such shares as principals, the broker-dealers may receive or pay commissions.

     The selling security holders and any broker-dealers participating in their sales of our stock may be deemed underwriters within the meaning of Section
2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to participating broker-dealers may be deemed underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were paid for.

     We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. We cannot guarantee that the selling security holders will sell any or all of the offered shares.

     The Securities Exchange Act of 1934 and related regulations require that any person engaged in a distribution of our common stock, as offered by this prospectus, may not simultaneously engage in market making activities concerning our common stock during the cooling off period that applies before we begin such distribution. Also, the selling security holders are subject to laws and regulations that limit the timing of their purchases and sales of our common stock.

     We have informed the selling security holders that when they are engaged in a distribution of any shares registered by this Registration Statement, they must comply with Regulation M. In general, Regulation M forbids any selling security holder, any affiliated purchaser, and any broker-dealer or other person who participates in a distribution, from bidding for or purchasing, or attempting to induce any other person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a distribution as an offering of securities that differs from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and methods. Regulation M also defines a distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who agrees to participate or who does participate in a distribution.

     Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be without these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.


                                LEGAL PROCEEDINGS

     We  are  not  a  party  to  any  legal  proceeding,  current or threatened.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our  directors  and  executive  officers  will  manage  our  business.

     A list of our current officers and directors appears below. The directors are elected annually by the shareholders. They do not presently receive any fees or other remuneration for their services, although they are reimbursed for expenses associated with attending meetings of the board of directors. The board of directors appoints our officers.


Name               Age            Position                  Since
-----------------  ---  -----------------------------  ----------------
Manijeh Shahvaran   46  Director, CEO                  October 20, 2000

Zagros Shahvaran.   26  Director, Secretary/Treasurer  October 20, 2000

     MANIJEH SHAHVARAN, DIRECTOR, CEO. Ms. Shahvaran has had a distinguished career of sixteen years in the restaurant industry. Her experience has primarily been in a family-owned restaurant setting. From 1986 to 1992, she owned and managed her first restaurant, First Floor Caf , which was located in central San Jose, California, on the ground floor of a busy hospital/office building. It had a steady customer float throughout the day, with busy lunch rushes. As owner and manager, she was directly responsible for hiring, training, and supervising employees, as well as maintaining direct authority for the restaurant's products. In 1992, she sold the restaurant after 6 years of successful management to purchase Shake'n'Burger, a much larger restaurant in Sacramento, California located on Fulton Avenue, one of the busiest streets in the city. A stand-alone building surrounded by several large car dealerships, the restaurant had a loyal customer base of both dealership employees and their clients. Besides managing the restaurant's day-to-day operations, she trained and supervised employees, and managed the books, inventory and advertising from 1992 to 1999. From 1999 to the present she has been providing consulting services to various businesses and restaurants in the areas of business development, cash flow, and general managerial issues.

     ZAGROS SHAHVARAN, DIRECTOR, SECRETARY/TREASURER. Mr. Shahvaran's experience ranges from trading account management to direct public and corporate account underwriting. Mr. Shahvaran currently attends MTI Business College in Sacramento, California, majoring in computer science. His employment history includes: from April 1996 to present, online trading account management; from May 1997 to April 2001, business advisor/consultant with Monterey Ventures, Inc. Mr. Shahvaran provides consulting services in business plan development, strategic planning for start-up companies, financial matters, and technology evaluations.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus.

     The  table  includes:
          each person known to beneficially own more than 5% of the outstanding shares;
          each  of  our  directors
          each  of  our  executive  officers


NAME & ADDRESS                   # OF SHARES
                                 BENEFICIALLY       %                 %
                                 OWNED              BEFORE OFFERING   AFTER OFFERING

Manijeh Shahvaran (1)(2)
500  I Street
Sacramento, CA  95814 . . . . . .       4,000,000            73.1%           36.6%

Zagros Shahvaran (1)(2)
500  I Street
Monterey,  CA  93940 . . . . .             10,000             0.2%            0.0%

Gary McAdam
6041 S. Syracuse Way Suite 307
Englewood, CO  80111 . . . . .            515,000             9.4%            0.0%

Natalie Shahvaran
2251 San Diego Ave.
Suite B-275
San Diego, CA  92110 . . . . .             385,000             7.0%           0.0%

All directors and
 executive officers as a
group (2 people). . . . . . . .          4,010,000            73.3%          36.6%

(1)  Officer  and  director.
(2)  Zagros  Shahvaran  is  the  nephew  of  Manijeh  Shahvaran.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 5,470,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive, conversion or other rights to subscribe for shares. There are no redemption or sinking fund provisions applicable to the common stock. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

TRANSFER  AGENT

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities-other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding-is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.


                             DESCRIPTION OF BUSINESS

GENERAL

     Lucy's Caf , Inc. was incorporated in the State of Nevada on October 30, 2000. Our principal office is at 500 I Street, Sacramento, California 95814. We operate the Lucy's Place restaurant at 500 I Street in Sacramento and focus principally on the casual dining segment of the restaurant industry. For the three months ended December 31, 2001 we had unaudited revenues of $47,400.

     Lucy's Place is a downtown office-worker-oriented, quick-service restaurant. Our diner-style menu features American food, including hot and cold items. We differ from fast food restaurants and delis by offering quick, efficient and friendly table service at prices and speed comparable to our fast food competitors. Our restaurant is a full-service restaurant in a casual dining atmosphere, which is intended to fill a market niche between the fine-dining and fast food segments of the restaurant industry.

     Our menu features sandwiches, salads, desserts and country breakfast. Lucy's is well equipped, including a modern hood system. Breakfast items, which are available throughout the day, account for nearly half of the entrees we sell. We update our menus at least three times a year and supplement this with special menus for holidays and promotional events.

     Our restaurant occupies 2,412 sq. ft. on the ground floor of a 22-story office building in downtown Sacramento. Located within walking distance of a shopping center, Lucy's is also surrounded by tall office buildings. Our main clientele consists of downtown office workers. Our restaurant is designed to offer full service to busy professionals, with food preparation time comparable to fast-food restaurants. This allows rapid turnover of breakfast and lunchtime crowds. We also offer take-out and catering services.

     We have relationships with several key suppliers of beverage products. We purchase beverage items from Coca Cola, Pepsi Cola and other beverage suppliers as needed, on a cash-on-delivery basis. A key manager makes daily product purchases from wholesale stores to ensure availability of fresh ingredients for our restaurant.

PLAN  OF  OPERATIONS

     Our objective is to strengthen our position as a provider of fresh, convenient meals with existing and new customers in downtown Sacramento, thereby increasing net sales and cash flow. In order to accomplish this goal we intend to pursue the following strategies:

     Further Enhance Guest Satisfaction. We focus on continually improving guest satisfaction. Most of our guests are repeat customers who come in for breakfast and lunch several times a week. We regularly survey our guests to determine their overall satisfaction with their dining experience.

     Increase Sales Through Product Promotions in Our Restaurant. We intend to continue to use in-restaurant product promotions to increase our average check and sell higher-margin menu items. Specifically, we use colorful menu inserts promoting various daily specials or other menu items. We believe these promotions encourage our customers to purchase additional items, like appetizers or desserts, or more expensive menu or special items.

     Continue Offering Competitive Pricing. We offer reasonably priced food in a comfortable atmosphere. Our menu consists of over 30 items ranging in price from $2.99 to $7.99 for breakfast and $3.99 to $9.29 for dinner. With other restaurants offering value pricing on many items, we believe that it is necessary to be price competitive in order to attract new customers. We have made price increases on several items. We intend to make additional price increases that are subject to pricing strategies at competing restaurants.

     Increase Operating Efficiencies. We continuously monitor our costs and look for ways to increase our operating margins. We track high and low customer-traffic periods to determine optimal employee scheduling, forecast costs associated with these schedules and compare these costs to budget. Additionally, we always look for competitive rates for insurance, professional fees, and other selling, general and administrative expenses. We believe these procedures will assist our management in increasing our operating efficiencies.

     Expand our Catering Services. We intend to expand Lucy's catering services by listing them in the yellow pages as well as making the management and key employees of the surrounding buildings aware of our catering menu. Based on our observations of current demand, we have more requests for catering than we can fulfill, so we believe that catering can become an increasingly profitable part of our operations.

     Improve Personnel Training. We believe that an essential aspect of our success is training our personnel. We require each employee to undergo extensive training administered by a manager, which is designed to increase product quality, improve operational safety, increase overall productivity and guest satisfaction, and promote the concept of continuous improvement.

     Pursue Selective Restaurant Expansion. We plan to eventually open one more restaurant under the Lucy's Place name in a downtown location in California to test our concept outside Sacramento. If the concept succeeds, our long-term goal will be to create and launch a chain of company-owned Lucy's Place restaurants positioned in select downtown locations nationwide. If we are able to open more restaurants, we expect each restaurant to benefit from increased customer recognition, greater advertising capabilities, and economies of scale with respect to food costs, advertising and promotion. We will attempt to balance our new restaurant development by selectively locating restaurants in areas where an appropriate level of market penetration has been achieved, as well as expanding into new territory. We will base our selection strategy for new restaurants on such factors as high-density, high-traffic, high-visibility downtown sites with a concentration of office and retail which promotes both breakfast and lunch business.

MARKETING  STRATEGY

     Lucy's carefully selects marketing methods to target the people who are most likely to become repeat customers, including workers in surrounding buildings as well as workers in the same building as our restaurant. Our strategy is to continue strengthening our restaurant brand equity by handing out flyers and to-go menus to existing and potential customers.

     Our in-house sales force develops and implements our advertising strategies, including soliciting catering contracts. Our marketing strategy is directed toward the local community. We work to strengthen our current local market niche for each of our services by advertising in local newspapers and radio. We also intend to advertise in the yellow pages.

     We intend to optimize our radio advertising dollars by purchasing airtime from radio stations whose demographics most closely resemble our clientele. Lucy's will target new customers by offering specials to customers who mention our radio ads.

COMPETITION

     The restaurant industry is highly competitive. We compete directly or indirectly with all restaurants, from national and regional chains to local establishments, as well as with other foodservice providers. Some of the local competitors include Adorno's Catering & Deli, Artie's Starlight Fountain, Carrow Restaurant, and others. Many of our competitors are significantly larger than Lucy's and have substantially greater resources. We believe that our reputation for offering a selection of moderately priced quality food, combined with fast service and excellent customer service will help us compete successfully.

EMPLOYEES

     We  have  six  full-time  and  two  part-time  employees.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     This section must be read in conjunction with the audited and unaudited financial statements included in this prospectus. Our fiscal year-end is September 30.

RESULTS  OF  OPERATIONS

     To  date,  we  have:

     -  Organized  operations,
     -  Acquired  an  operating  business-Lucy's  Place,
     -  Raised  capital  through equity offerings and issuance of notes payable,
     -  Recruited  and  retained  a  management  team  and  board  of directors,
     -  Secured  a  variety  of  equipment  to  use  as  needed,  and
     -  Repaid  $80,000  of  our  debt.

     Lucy's Caf , Inc. was organized to purchase Lucy's Place, a restaurant in downtown Sacramento. We organized operations and secured a debt financing during the four months from incorporation to March, 2001.

     In the initial 11-month operating period from October 30, 2000 (inception) to September 30, 2001, we generated $140,610 in revenues and incurred $58,481 in costs of goods sold, resulting in a cumulative gross profit of $82,129. In the same period, the total general and administrative expenses were $131,687, and our interest expense was $7,634. The resulting net loss for the period from October 30, 2000 (inception) to September 30, 2001 was $57,192, or $0.01 per share.

     For the interim 3-month period from September 30, 2001 to December 31, 2001, we generated unaudited revenues of $47,400 and incurred $19,754 in costs of goods sold, resulting in a cumulative gross profit of $27,646. In the same period, the total general and administrative expenses were $46,015, and our interest expense was $1,057. The resulting net loss for the interim period was $19,426, equal to three tenths of a cent ($0.003) per share.

     Our revenues to date have consisted entirely of sales directly from the operation of our restaurant. The majority of the net losses for these periods are attributable to start-up costs, an extraordinary expenditure for the acquisition of Lucy's Place, and the repayment of notes to related and outside parties.

CAPITAL  RESOURCES  AND  LIQUIDITY

     As of September 30, 2001, our current assets were $68,349, consisting of $62,842 in cash and $5,507 in inventory. We had net property and equipment, adjusted for accumulated depreciation, valued at $5,696; goodwill valued, after amortization, at $59,471; a non-compete agreement valued, after amortization, at $8,056, and rights to a prepaid deposit of $11,811. Added together, these assets totaled $153,383.

     For the interim period ending December 31, 2001, our current assets were $30,947, consisting of $25,440 in cash and $5,507 in inventory. We had net property and equipment, adjusted for accumulated depreciation, valued at $5,161; goodwill valued, after amortization, at $59,471; a non-compete agreement valued, after amortization, at $7,223, and rights to a prepaid deposit of $11,811. Added together, these assets totaled $114,613.

     Our net stockholders' equity as of September 30, 2001 was $96,828, and for the interim period ending December 31, 2001, it was $77,402.

CAPITAL  EXPENDITURES

     On March 13, 2001, we spent $103,079 in cash to acquire the sole proprietorship Lucy's Caf , whose assets included $5,000 inventory, $7,037 property and equipment, and the rights to $11,811 in prepaid lease deposits. The remaining assets acquired included a $10,000 non-compete agreement with the former owner and $73,826 for goodwill, and the value of these assets was reduced by $4,595 to reflect the value of a capital lease assumed, resulting in a net value of $103,079. Goodwill is being amortized over approximately three years on a straight-line basis.

     Our inventory consists of food products and is stated at the lower of cost-generally first-in, first-out method-or market value. We believe that our equipment, furniture and fixtures have estimated useful lives ranging from 3 to 5 years; are sufficient to continue operation; and do not require any additional investment. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. We do not anticipate any expenditure for major renewals and betterments that extend the useful lives of existing equipment.

     We made no other capital expenditures during the periods ending September 30, 2001 or December 31, 2001, and we have no plans to make other capital expenditures in the foreseeable future.


                             DESCRIPTION OF PROPERTY

     The only property that we own or lease is a 2,412 square-foot space on the ground floor of a 22-story office building in downtown Sacramento, with seating for 73 inside and 32 on the patio. We hold a 5-year lease on this property. The lease began in January 2001 and expires in January 2006. We pay rent as follows: $3,931.56 per month for months 1-24, $4,341.60 per month for months 25-36, $4,582.80 per month for months 37-48, and $4,824.00 per month for months 49-60. Our property is properly insured, and we are current on all of our health department licenses.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Zagros  Shahvaran  is  Manijeh  Shahvaran's  nephew.

     From time to time Manijeh Shahvaran either advanced us money or paid expenses on our behalf. The net amount due to Ms. Shahvaran of $8,804 as of September 30, 2001 is included in accounts payable - related party.

     During the period ended September 30, 2001 our shareholders Natalie Shahvaran and Ahmad Shahvaran loaned us $41,000, documented as notes payable. The notes bear interest at 10 percent. As of September 30, 2001, $21,000 of these notes payable is still outstanding. The notes were due in November 2001. During the three months ended December 31, 2001, we paid off the notes and accrued related interest.

     During the period ended September 30, 2001, we issued 4,645,800 in common shares to Manijeh Shahvaran and related family members, consisting of 4,020,000 shares issued at $0.001 per share, 625,000 shares issued at $0.04 per share, and 800 shares issued at $0.50 per share.

     During the period ended September 30, 2001, we paid $11,000 to Manijeh Shahvaran for consulting services to business management.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     Currently, there is no public market for our stock. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

     If we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

     4,020,000 shares of our common stock could potentially be sold pursuant to Rule 144 promulgated under the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. Rule 144 also provides that, after holding such securities for a period of two years, a non-affiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

     There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

HOLDERS  OF  THE  COMMON  STOCK

     As of the date of this registration statement, we have 5,470,000 shares of our $0.001 par value common stock issued and outstanding. Approximately 38 shareholders of record hold our common stock.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate declaring or paying any dividends on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

PENNY  STOCK  REGULATION

 Our common stock is subject to Securities and Exchange Commission rules regulating broker-dealer transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the customer's rights and remedies with respect to violation of such duties;

     - a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     -  a  toll-free  telephone  number  for  inquiries on disciplinary actions;
     - definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     - such other information in such form-including language, type, size and format-as the Securities and Exchange Commission shall require by rule or regulation.

     Before effecting any transaction in a penny stock, the broker-dealer must also provide the customer the following:

     -  the  bid  and  ask  quotations  for  the  penny  stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

                             EXECUTIVE COMPENSATION


                           SUMMARY COMPENSATION TABLE
                           --------------------------

Name and Position  Year  Salary ($)  Bonus ($)  Other Annual Compensation
-----------------  ----  ----------  ---------  -------------------------
Manijeh Shahvaran  2001      12,000        -0-                        -0-
  CEO . . . . . .  2000       4,000        -0-                        -0-
  Director

Zagros Shahvaran.  2001         -0-        -0-                        -0-
  Secretary . . .  2000         -0-        -0-                        -0-
  Treasurer
  Director

     Directors do not receive any fees for services on the Board of Directors, but are reimbursed for their expenses for each meeting they attend.

     We  do  not  have  any  employment  contracts  with  any  of our employees.


                              FINANCIAL STATEMENTS
                       LUCY'S CAFE, INC. DBA LUCY'S PLACE
                                TABLE OF CONTENTS

                                                                                PAGE
Report of Independent Certified Public Accountants . . . . . . . . . . . . . .    22

Balance Sheets - December 31, 2001 (Unaudited) and September 30, 2001. . . . .    23

Statements of Operations for the for the Three Months Ended December 31, 2001
  (Unaudited) and for the Period from October 30, 2000 (Date of Inception)
  Through December 31, 2000 (Unaudited) and for the Period from October 30,
  2000 (Date of Inception) Through September 30, 2001. . . . . . . . . . . . .    24

Statements of Stockholders' Equity for the period from October 30, 2000
  (Date of Inception) through September 30, 2001 and for the Three Months
  Ended December 31, 2001 (Unaudited). . . . . . . . . . . . . . . . . . . . .    25

Statements of Cash Flows for the Three Months Ended December 31, 2001
  (Unaudited), and for the Period from October 30, 2000 (Date of Inception)
  Through December 31, 2000 (Unaudited) and for the Period from October 30,
  2000 (Date of Inception) through September 30, 2001. . . . . . . . . . . . .    26

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .    27

HANSEN,  BARNETT  &  MAXWELL                     (801)  532-2200
A  Professional  Corporation                    Fax  (801)  532-7944
CERTIFIED  PUBLIC  ACCOUNTANTS                5 Triad Center, Suite 750
                                              Salt Lake City, Utah 84180
                                                  www.hbmcpas.com


     REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


To  the  Board  of  Directors  and  the  Stockholders
Lucy's  Cafe,  Inc.  dba  Lucy's  Place

We have audited the balance sheet of Lucy's Cafe, Inc. dba Lucy's Place as of September 30, 2001, and the related statements of operations, stockholders' equity and cash flows for the period from October 30, 2000 (date of inception) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Lucy's Cafe, Inc. dba Lucy's Place as of September 30, 2001, and the results of its operations and its cash flows for the period from October 30, 2000 (date of inception) through September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.



                             /s/ HANSEN,  BARNETT  &  MAXWELL
                            -----------------------------------


Salt  Lake  City,  Utah
February  22,  2002


                                 LUCY'S CAFE, INC. DBA LUCY'S PLACE
                                          BALANCE SHEETS


                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      2001            2001
                                                                 --------------  ---------------
                                                                 (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      25,440   $       62,842
  Inventory . . . . . . . . . . . . . . . . . . . . . . . . . .          5,507            5,507
                                                                 --------------  ---------------

TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . . . . .         30,947           68,349

PROPERTY AND EQUIPMENT. . . . . . . . . . . . . . . . . . . . .          7,037            7,037
  Less: Accumulated depreciation. . . . . . . . . . . . . . . .         (1,876)          (1,341)
                                                                 --------------  ---------------

  NET PROPERTY AND EQUIPMENT. . . . . . . . . . . . . . . . . .          5,161            5,696
                                                                 --------------  ---------------

GOODWILL, NET OF ACCUMULATED AMORTIZATION OF $14,355. . . . . .         59,471           59,471

NON-COMPETE, NET OF ACCUMULATED AMORTIZATION OF $2,777
   AND $1,944, RESPECTIVELY . . . . . . . . . . . . . . . . . .          7,223            8,056

DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,811           11,811
                                                                 --------------  ---------------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .  $     114,613   $      153,383
                                                                 ==============  ===============

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities. . . . . . . . . . .  $       4,607   $        5,346
  Accounts payable - related party. . . . . . . . . . . . . . .         12,604            8,804
  Capital lease payable . . . . . . . . . . . . . . . . . . . .              -            1,405
  Related party notes payable . . . . . . . . . . . . . . . . .              -           21,000
                                                                 --------------  ---------------

  TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . .         17,211           36,555
                                                                 --------------  ---------------

NOTES PAYABLE - LONG TERM . . . . . . . . . . . . . . . . . . .         20,000           20,000

STOCKHOLDERS' EQUITY
  Common stock - par value $0.001 per share; 50,000,000
    shares authorized; 5,470,000 shares issued and outstanding.          5,470            5,470
  Additional paid-in capital. . . . . . . . . . . . . . . . . .        148,550          148,550
  Accumulated deficit . . . . . . . . . . . . . . . . . . . . .        (76,618)         (57,192)
                                                                 --------------  ---------------

  TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . . .         77,402           96,828
                                                                 --------------  ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . .  $     114,613   $      153,383
                                                                 ==============  ===============

The  accompanying  notes  are  an  integral  part of these financial statements.


                              LUCY'S  CAFE,  INC.  DBA  LUCY'S  PLACE
                                   STATEMENTS  OF  OPERATIONS


                                          For the Three              From October 30, 2000
                                          Months Ended            (Date of Inception) Through
                                                             -------------------------------------
                                          December 31,    December 31,                   September 30,
                                              2001               2000                            2001
                                         ---------------  -----------------------------  ---------------
                                         (Unaudited)      (Unaudited)
SALES . . . . . . . . . . . . . . . . .  $       47,400   $                          -   $      140,610
                                         ---------------  -----------------------------  ---------------

COSTS AND OPERATING EXPENSES
  Costs of goods sold . . . . . . . . .          19,754                              -           58,481
  General and administrative expense. .          46,015                          1,129          131,687
                                         ---------------  -----------------------------  ---------------

    TOTAL COSTS AND OPERATING EXPENSES.          65,769                          1,129          190,168
                                         ---------------  -----------------------------  ---------------

INTEREST EXPENSE. . . . . . . . . . . .          (1,057)                             -           (7,634)
                                         ---------------  -----------------------------  ---------------

NET LOSS. . . . . . . . . . . . . . . .  $      (19,426)  $                     (1,129)  $      (57,192)
                                         ===============  =============================  ===============

BASIC LOSS PER COMMON SHARE . . . . . .  $            -   $                          -   $        (0.01)
                                         ===============  =============================  ===============

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES USED IN PER SHARE CALCULATION .       5,470,000                      4,020,000        4,577,239
                                         ===============  =============================  ===============


The  accompanying  notes  are  an  integral  part of these financial statements.


                               LUCY'S  CAFE,  INC.  DBA  LUCY'S  PLACE
                                 STATEMENTS OF STOCKHOLDERS' EQUITY


                                                             Additional                   Total
                                          Common Stock       Paid-in      Accumulated     Stockholders'
                                   ----------------------
                                      Shares      Amount     Capital      Deficit         Equity
                                   ------------  --------  ------------  ---------------  -----------
BALANCE - OCTOBER 30, 2000 (Date
 of inception). . . . . . . . . .             -  $      -  $          -  $            -   $      -

Shares issued for cash. . . . . .     5,470,000     5,470       148,550               -    154,020

Net loss. . . . . . . . . . . . .             -         -             -         (57,192)   (57,192)
                                   ------------  --------  ------------  ---------------  ---------

BALANCE - SEPTEMBER 30, 2001. . .     5,470,000     5,470       148,550         (57,192)    96,828

Net loss (Unaudited). . . . . . .             -         -             -         (19,426)   (19,426)
                                   ------------  --------  ------------  ---------------  ---------

BALANCE - DECEMBER 31, 2001
  (UNAUDITED) . . . . . . . . . .     5,470,000  $  5,470  $    148,550  $      (76,618)  $ 77,402
                                   ============  ========  ============  ===============  =========


The  accompanying  notes  are  an  integral  part of these financial statements.



LUCY'S  CAFE,  INC.  DBA  LUCY'S  PLACE
                                               STATEMENTS OF CASH FLOWS
                                  FOR THE PERIOD OCTOBER 30, 2000 (DATE OF INCEPTION)
                                              THROUGH SEPTEMBER 30, 2001


                                                        For the Three              From October 30, 2000
                                                        Months Ended           (Date of Inception) Through
                                                                             -----------------------------------
                                                        December 31,            December 31,            September 30,
                                                            2001                    2000                    2001
                                                       ---------------  -----------------------------  ---------------
                                                       (Unaudited)               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $      (19,426)  $                     (1,129)  $      (57,192)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
Depreciation. . . . . . . . . . . . . . . . . . . . .             535                              -            1,341
Amortization. . . . . . . . . . . . . . . . . . . . .             833                              -           16,299
    Changes in operating assets and liabilities:
Inventory . . . . . . . . . . . . . . . . . . . . . .               -                              -             (507)
Accounts payable and accrued liabilities. . . . . . .            (739)                             -            5,346
Accounts payable - related party. . . . . . . . . . .           3,800                              -            8,804
                                                       ---------------  -----------------------------  ---------------
    NET CASH USED IN OPERATING ACTIVITIES . . . . . .         (14,997)                        (1,129)         (25,909)
                                                       ---------------  -----------------------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Other assets. . . . . . . . . . . . . . . . . . . .               -                              -          (11,811)
  Acquisition of business assets                                    -                              -          (91,268)
                                                       ---------------  -----------------------------  ---------------

    NET CASH USED IN INVESTING ACTIVITIES . . . . . .               -                              -         (103,079)
                                                       ---------------  -----------------------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from related party notes payable                         -                         16,000           41,000
  Proceeds from issuance of notes payable                           -                              -           80,000
  Payment on notes payable                                          -                              -          (60,000)
  Payments on related party notes payable                     (21,000)                             -          (20,000)
  Payments on capital lease                                    (1,405)                             -           (3,190)
  Proceeds from issuance of common stock                            -                              -          154,020
                                                       ---------------  -----------------------------  ---------------

    NET CASH PROVIDED BY (USED IN)
      FINANCING ACTIVITIES. . . . . . . . . . . . . .         (22,405)                        16,000          191,830
                                                       ---------------  -----------------------------  ---------------

NET INCREASE (DECREASE) IN CASH . . . . . . . . . . .         (37,402)                        14,871           62,842

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . .          62,842                              -                -
                                                       ---------------  -----------------------------  ---------------

CASH AT END OF PERIOD                                  $       25,440   $                     14,871   $       62,842
                                                       ===============  =============================  ===============

SUPPLEMENTAL CASH FLOWS INFORMATION
  Cash paid for interest                               $        3,250   $                          -   $        3,959
                                                       ===============  =============================  ===============

   The accompanying notes are an integral part of these financial statements.

                       LUCY'S CAFE, INC. DBA LUCY'S PLACE
                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION WITH RESPECT TO DECEMBER 31, 2001 AND TO THE THREE MONTHS ENDED
     DECEMBER 31, 2001, AND FROM OCTOBER 30, 2000 (DATE OF INCEPTION) THROUGH
                         DECEMBER 31, 2000 IS UNAUDITED)



            NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Lucy's Cafe, Inc. dba Lucy's Place (the "Company") was incorporated on October 30, 2000 in the State of Nevada.

NATURE OF OPERATIONS - The Company's operations are located in Sacramento, California and consists of a restaurant, which provides a limited food menu for breakfast and lunch to the patrons in the downtown area.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BUSINESS CONDITION - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

REVENUE RECOGNITION - Revenues result from sales of food products. Revenues are recognized at the time of the sale.

INVENTORY - Inventory consists of food products and is stated at the lower of cost (generally first-in, first-out method) or market value. At September 30, 2001, management believes the Company has incurred no material impairments in the carrying values of its inventories.

PROPERTY AND EQUIPMENT - Equipment, and furniture and fixtures are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives range from 3 to 5 years. Depreciation expense for the three months ended December 31, 2001 and the period ending September 30, 2001, was $535 and $1,341, respectively. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

The Company records impairment losses on property and equipment when indicators of impairment are present and estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying amount.

INCOME TAXES - The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

                       LUCY'S CAFE, INC. DBA LUCY'S PLACE
                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION WITH RESPECT TO DECEMBER 31, 2001 AND TO THE THREE MONTHS ENDED
     DECEMBER 31, 2001, AND FROM OCTOBER 30, 2000 (DATE OF INCEPTION) THROUGH
                         DECEMBER 31, 2000 IS UNAUDITED)


BASIC LOSS PER COMMON SHARE - Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. There were no potentially issuable common shares outstanding.

NEW ACCOUNTING STANDARDS - In June 2001, FASB issued two statements. SFAS No. 141, "Business Combinations," requires usage of the purchase method for all business combinations initiated after June 30, 2001, and prohibits the usage of the pooling of interests method of accounting for business combinations. The provisions of SFAS No. 141 relating to the application of the purchase method are generally effective for business combinations completed after July 1, 2001. Such provisions include guidance on the identification of the acquiring entity, the recognition of intangible assets other than goodwill acquired in a business combination and the accounting for negative goodwill.

SFAS No. 142, "Goodwill and Other Intangible Assets," changes the current accounting model that requires amortization of goodwill, supplemented by impairment tests, to an accounting model that is based solely upon impairment tests. SFAS No. 142 also provides guidance on accounting for identifiable intangible assets that may or may not require amortization. The provisions of SFAS No. 142 related to accounting for goodwill and intangible assets will be generally effective for the Company at the beginning of 2002, except that certain provisions related to goodwill and other intangible assets are effective for business combinations completed after July 1, 2001. Beginning October 1, 2001, the Company no longer recognized amortization of goodwill. Rather, FAS 142 requires periodic evaluation of goodwill and requires it to compare its carrying value to expected discounted future cash flows of the group of assets that resulted in the goodwill. Any excess will be recognized in the period evaluated. Additionally, the Company evaluated goodwill at December 31, 2001 and determined no impairment should be recognized.

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No.143 addresses financial accounting and reporting for obligations associated with the retirement of intangible long-lived assets and associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The asset retirement obligations will be capitalized as a part of the carrying amount of the long-lived asset. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal operation of long- lived assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier adoption permitted. The Company does not believe this statement will have any impact to the Company.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and the recognition of impairment of long-lived assets to be held and used. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with an earlier adoption encouraged. The Company is evaluating the impact of adopting SFAS No. 144 but believes it will not have a material effect on the Company's results of operations or financial position.

INTERIM FINANCIAL STATEMENTS -The accompanying, unaudited interim financial statements as of December 31, 2001 and for the three months ended December 31, 2001 and for the comparative period from October 30, 2000 (date of inception) through December 31, 2000, have been prepared by management of the Company without audit. In the opinion of management, these financial statements reflect all adjustments, consisting of

                       LUCY'S CAFE, INC. DBA LUCY'S PLACE
                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION WITH RESPECT TO DECEMBER 31, 2001 AND TO THE THREE MONTHS ENDED
     DECEMBER 31, 2001, AND FROM OCTOBER 30, 2000 (DATE OF INCEPTION) THROUGH
                         DECEMBER 31, 2000 IS UNAUDITED)


normal recurring entries, necessary for a fair presentation of financial results for the interim periods. The results of operations presented in the accompanying interim financial statements are not necessarily indicative of the results that may be expected for the full fiscal year ending September 30, 2002.


NOTE  2  -  BUSINESS  ACQUISITION

On March 13, 2001, the Company acquired Lucy's Caf , a sole proprietorship operating a single restaurant located in downtown Sacramento for $103,079 in cash. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the acquired assets and liabilities assumed based on their fair values on the acquisition date. The excess of the purchase price over the fair value of the identifiable acquired assets and liabilities assumed was $73,826, which was recognized as goodwill. Goodwill was being amortized over approximately three years on a straight-line basis, prior to the adoption of FAS 142. Amortization of goodwill recognized during the period ended September 30, 2001 was $14,355. In accordance with FAS 142, the Company did not record any amortization of goodwill during the three months ended December 31, 2001.

Of the purchase price, $10,000 was allocated to a non-compete agreement with the former owner of Lucy's Caf . The non-compete prohibits the former owner from engaging in a similar business within five miles for a period of three years. Accordingly the non-compete agreement is being amortized over three years, the estimated life of the agreement.

The  net  assets  acquired  consisted  of:



Inventory. . . . . . .  $  5,000
Property and equipment     7,037
Non-compete agreement.    10,000
Lease deposit. . . . .    11,811
Goodwill . . . . . . .    73,826
                        ---------
     Total Assets. . .   107,674

Capital lease assumed.    (4,595)
                        ---------

Net assets acquired. .  $103,079
                        =========

Summary of unaudited pro forma results of operations excluding non-recurring items, for the years ended September 30, 2001 and 2000, assuming the acquisition of Lucy's Cafe had occurred on October 1, 1999, are as follows:


                               2001       2000
                             ---------  ---------
  Revenues    . . . . . . .  $279,947   $358,937
  Net loss. . . . . . . . .   (53,666)    (2,064)
  Net loss per common share  $  (0.01)         -

                        LUCY'S CAFE, INC. DBA LUCY'S PLACE
                          NOTES TO FINANCIAL STATEMENTS
  (INFORMATION WITH RESPECT TO DECEMBER 31, 2001 AND TO THE THREE MONTHS ENDED
    DECEMBER 31, 2001, AND FROM OCTOBER 30, 2000 (DATE OF INCEPTION) THROUGH
                        DECEMBER 31, 2000 IS UNAUDITED)


NOTE  3  -  NOTE  PAYABLE

During the period ended September 30, 2001 the Company issued an $80,000 note payable to unrelated individuals. The note bears interest at a rate of 10% and interest payments are due quarterly. As of September 30, 2001, amounts outstanding on this note payable were $20,000. The remaining balance of $20,000 is due during January 2004. The Note is secured by all the assets of the Company, including future proceeds of any public offering.

NOTE  4  -  STOCKHOLDERS'  EQUITY

The Company is authorized to issue 50,000,000 common shares, with a par value of $0.001 per share. During the period ended September 30, 2001, the Company issued 5,470,000 shares of the Company's common stock for cash proceeds of $154,020.

The issuance of stock occurred in three separate issuances. These issuances consisted of 4,020,000 shares issued at $0.001 per share for proceeds of $4,020, 1,250,000 shares issued at $0.04 per share for proceeds of $50,000, and 200,000 shares issued at $0.50 per share for proceeds of $100,000.

NOTE  5  -  RELATED  PARTY  TRANSACTIONS

From time to time the Company's majority shareholder either advanced the Company money or paid expenses on behalf of the Company. The net amount due to this shareholder of $8,804 as of September 30, 2001 is included in accounts payable - related party.

During the period ended September 30, 2001 shareholders of the Company loaned $41,000 to the Company. The notes bear interest at 10 percent. As of September 30, 2001, $21,000 of these notes payable is still outstanding. The notes were due in November 2001. During the three months ended December 31, 2001, the notes and accrued related interest were paid.

During the period ended September 30, 2001, the Company issued 4,645,800 in common shares to founder and related family members. This amount consists of 4,020,000 shares issued at $0.001 per share, 625,000 shares issued at $0.04 per share, and 800 shares issued at $0.50 per share.

During the period ended September 30, 2001, the Company paid $11,000 to shareholders for consulting services to business management.

NOTE  6  -  INCOME  TAXES

The Company has paid no federal or state income taxes since its incorporation. As of September 30, 2001, the Company had net operating loss carry forwards for federal income tax reporting purposes of $19,445, which, if unused, will expire in 2021. The tax effect of the operating loss carry forwards at September 30, 2001, is as follows:


  Operating loss carry forwards  $ 19,445
  Valuation allowance . . . . .   (19,445)
                                 ---------

  TOTAL DEFERRED TAX ASSETS . .  $      -
                                 =========

The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:


  Tax at federal statutory rate (34%)  $ 19,445
  Change in valuation allowance . . .   (19,445)
                                       ---------

  PROVISION FOR INCOME TAXES. . . . .  $      -
                                       =========

NOTE  7  -  LEASE  COMMITMENTS

OPERATING LEASES - The Company leases its operating facilities with an initial term of five years plus a renewal option of an additional five years.

Commitments for future minimum rental payments required under operating leases in excess of one year are as follows:


For the Year          Operating Lease
Ended September 30,       Payments
--------------------  ----------------
2002 . . . . . . . .  $         48,187
2003 . . . . . . . .            51,038
2004 . . . . . . . .            54,029
2005 . . . . . . . .            57,357
2006 . . . . . . . .            39,846
                      ----------------

                               250,457
                     =================

Rental expense during the three months ended December 31, 2001 and the period ended September 30, 2001 was $15,060 and $20,285, respectively.

CAPITAL LEASE - In connection with the acquisition described in Note 2, the Company assumed the remaining payments on a capital lease. The lease expires in fiscal 2001. The remaining principal payments on the lease are $1,405 and interest of $16 which are due in fiscal 2001. At September 30, 2001 equipment under capital leases had a cost of $4,595 and accumulated depreciation of $893.

During  the  three month period ended December 31, 2001 the lease was satisfied.


                                   LUCY'S CAFE
                                TABLE OF CONTENTS

                                                                         PAGE
Report of Independent Certified Public Accountants. . . . . . . . . . .    33

Balance Sheet - December 31, 2000 . . . . . . . . . . . . . . . . . . .    34

Statements of Operations for the years ended December 31, 2000 and 1999    35

Statements of Cash Flows for the years ended December 31, 2000 and 1999    36

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . .    37

HANSEN,  BARNETT  &  MAXWELL
     A  Professional  Corporation
     CERTIFIED  PUBLIC  ACCOUNTANTS

                                                       (801)  532-2200
     Member  of  AICPA  Division  of  Firms          Fax  (801)  532-7944
     Member of SECPS                               5 Triad Center, Suite 750
     Member of Summit International Associates    Salt Lake City, Utah 84180
                                                     www.hbmcpas.com



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  the  Shareholder
Lucy's  Cafe

We have audited the balance sheet of Lucy's Cafe (a sole-proprietor) as of December 31, 2000, and the related statements of operations, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Lucy's Cafe as of December 31, 2000, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.




                               /s/  HANSEN,  BARNETT  &  MAXWELL
                              ------------------------------------


Salt  Lake  City,  Utah
March  8,  2002


                                  LUCY'S CAFE
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

CURRENT ASSETS
  Cash. . . . . . . . . . . . . . . . . . . . . .  $             600
                                                   ------------------

    TOTAL CURRENT ASSETS. . . . . . . . . . . . .                600
                                                   ------------------

PROPERTY AND EQUIPMENT. . . . . . . . . . . . . .            175,591
  Less: Accumulated depreciation. . . . . . . . .           (166,358)
                                                   ------------------
                                                               9,233
                                                   ------------------

DEPOSITS. . . . . . . . . . . . . . . . . . . . .             11,811
                                                   ------------------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . .  $          21,644
                                                   ==================


                         LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities. . . .  $           2,730
  Capital lease - current portion . . . . . . . .              5,443
                                                   ------------------

  TOTAL CURRENT LIABILITIES . . . . . . . . . . .              8,173
                                                   ------------------

CAPITAL LEASE - LONG TERM, NET OF CURRENT PORTION                471
                                                   ------------------

OWNER'S EQUITY
  Proprietor's capital. . . . . . . . . . . . . .             13,000
                                                   ------------------

  TOTAL OWNER'S EQUITY. . . . . . . . . . . . . .             13,000
                                                   ------------------

TOTAL LIABILITIES AND OWNER'S EQUITY. . . . . . .  $          21,644
                                                   ==================

The  accompanying  notes  are  an  integral  part  of these financial statements


                                  LUCY'S CAFE
                            STATEMENTS OF OPERATIONS

                                             For  the  Years  Ended
                                                   December 31,
                                               ---------------------
                                              2000          1999
                                         --------------     --------
SALES                                    $     349,277      $365,519
                                         --------------     --------

COSTS AND OPERATING EXPENSES
  Costs of goods sold                          117,489       137,535
  General and administrative expense           235,278       215,844
                                         --------------     --------

    TOTAL COSTS AND OPERATING EXPENSES.        352,767       353,379
                                         --------------     --------

NET INCOME (LOSS)                        $      (3,490)     $ 12,212
                                         ==============     ========

The  accompanying  notes  are  an  integral  part  of these financial statements


                                        LUCY'S CAFE
                                  STATEMENTS OF CASH FLOWS


                                                                  For the Years Ended
                                                                      December 31,
                                                                ---------------------------
                                                                   2000             1999
                                                           ---------------------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss) . . . . . . . . . . . . . . . . . . .  $             (3,490)  $ 12,212
  Adjustments to reconcile net income (loss) to net cash
    from operating activities:
    Depreciation. . . . . . . . . . . . . . . . . . . . .                 1,806      1,379
    Changes in operating assets and liabilities:
      Accounts payable and accrued liabilities. . . . . .                     -        883
      Other assets. . . . . . . . . . . . . . . . . . . .                     -    (11,811)
                                                           ---------------------  ---------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES .                (1,684)     2,663
                                                           ---------------------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Principle payments on capital lease obligations . . . .                (3,056)         -
                                                           ---------------------  ---------
    NET CASH USED IN FINANCING ACTIVITIES . . . . . . . .                (3,056)         -
                                                           ---------------------  ---------

NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . .                (4,740)     2,663

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . . .                 5,340      2,677
                                                           ---------------------  ---------

CASH AT END OF PERIOD . . . . . . . . . . . . . . . . . .  $                600   $  5,340
                                                           =====================  =========

SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest. . . . . . . . . . . . . . . . .  $                260   $      -

NON-CASH INVESTING AND FINANCING ACTIVITIES
  Property and equipment acquired under a capital lease .  $              8,970   $      -

The  accompanying  notes  are  an  integral  part  of these financial statements

                                   LUCY'S CAFE
                        NOTES TO THE FINANCIAL STATEMENTS


      NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS - Lucy's Cafe (the "Company") was organized as a sole proprietorship. The Company provides a limited breakfast and lunch menu for the downtown area in Sacramento, California.

USE OF ESTIMATES - The preparation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION - Revenues result from sales of food products. Revenues are recognized at the time of the sale.

PROPERTY AND EQUIPMENT - Equipment, and furniture and fixtures are stated at cost. Depreciation is computed using the double declining method over the estimated useful lives of the assets. Estimated useful lives range from 5 to 10 years. Depreciation expense for the years ending December 31, 2000 and 1999, was $1,806 and $1,379, respectively. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

The Company records impairment losses on property and equipment when indicators of impairment are present and estimated un-discounted cash flows to be generated by those assets are less than the assets' carrying amount.

INCOME TAXES - Taxable income or loss and tax credits are passed directly to the sole proprietor and taxed at the sole proprietor's individual income tax rates. Accordingly, no provision for income taxes is included in these financial statements.

NEW ACCOUNTING STANDARDS - In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 established accounting and reporting standards for companies to report information about derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement was effective for financial statements issued for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS 133 did not have a material impact on the Company's results of operations or financial position.

On December 3, 2000, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." This bulletin required the application of specific criteria in determination of the timing of revenue recognition in financial statements and was effective for all fiscal years beginning after December 16, 2000. The Company's accounting policies conform to the requirements of this bulletin and the adoption of this bulletin had no material effect upon the Company's results of operations or financial position.

                                   LUCY'S CAFE
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE  2  -  COMMITMENTS

OPERATING LEASES - The Company leases its operating facility with an initial term of five years plus a renewal option of an additional five years. The lease requires monthly payments of $5,479. The lease is scheduled to terminate on May 31, 2002. The rights and obligations of this lease were transferred to Lucy's Place, Inc. on March 13, 2001. See Note 3.

Rental expense during the years ended December 31, 2000 and 1999 was $63,899 and $60,036, respectively.

CAPITAL LEASE - The Company leases a cash register under the terms of a capital lease. The lease expires in fiscal 2001. The remaining principle payments on the lease is $5,914 and interest of $244. At December 31, 2000 equipment under capital lease had a cost of $8,970 and accumulated depreciation of $978. The rights and obligations of this lease were transferred to Lucy's Place, Inc. on March 13, 2001. See Note 3.

NOTE  3  -  SUBSEQUENT  EVENT

On March 13, 2001, the Company's sole proprietor sold the Company to Lucy's Place, Inc. for $103,379 in cash. At the time of sale the sole proprietor ceased to do any future business.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


                                  LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for our Company by Cletha A. Walstrand, Attorney at Law, 8 East Broadway, Suite 609, Salt Lake City, Utah 84111.

                                     EXPERTS

     The financial statements of our Company as of our September 30, 2001 fiscal year-end, appearing in this prospectus and registration statement, have been audited by Hansen, Barnett & Maxwell, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Hansen, Barnett & Maxwell as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Lucy's Caf , Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

================================================================================



                               LUCY'S CAFE, INC.




                                3,470,000 SHARES
                                  COMMON STOCK
                                $.001 PAR VALUE





                              ---------------------
                                   PROSPECTUS
                              ---------------------








                            ___________________ 2002


================================================================================
================================================================================

Until _____________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------
Prospectus Summary . . . . . . . . . . . . . .   5
Risk Factors . . . . . . . . . . . . . . . . .   5
Use of Proceeds. . . . . . . . . . . . . . . .   8
Determination of Offering Price. . . . . . . .   8
Dilution . . . . . . . . . . . . . . . . . . .   8
Selling Security Holders . . . . . . . . . . .   8
Plan of Distribution . . . . . . . . . . . . .  10
Legal Proceedings. . . . . . . . . . . . . . .  11
Directors & Executive Officers . . . . . . . .  11
Principal Stockholders . . . . . . . . . . . .  12
Description of Securities. . . . . . . . . . .  13
Interests of Named Experts . . . . . . . . . .  13
SEC's Position on Indemnification. . . . . . .  13
Description of Business. . . . . . . . . . . .  14
Management's Discussion & Analysis . . . . . .  16
Description of Property. . . . . . . . . . . .  18
Certain Relationships and Related Transactions  18
Market for Common Stock. . . . . . . . . . . .  18
Executive Compensation . . . . . . . . . . . .  20
Financial Statements . . . . . . . . . . . . .  21

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and
             ---------
Exchange  Commission.


Securities and Exchange Commission Filing Fee  $   159.62
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   15,000.00
Accounting Fees and Expenses. . . . . . . . .    3,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      340.38
TOTAL . . . . . . . . . . . . . . . . . . . .  $20,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On February 27, 2001, we issued a total of 4,020,000 shares of common stock to our founders at a price of $0.001 per share: 4,000,000 shares to Manijeh Shahvaran in exchange for $4,000 cash; 10,000 shares to Zagros Shahvaran in exchange for $10 cash, and 10,000 shares to Natalie Shahvaran in exchange for
$10  cash.   The  securities  were  sold  in  a  private  transaction,  without registration, in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had pre-existing relationships with the Company and had access to all material information pertaining to the Company and its financial condition. No broker was involved and no commissions were paid in the transaction.

     Between May 8, 2001 and May 18, 2001, we issued a total of 1,250,000 shares of our common stock to a total of six persons at a price of $0.04 per share:
150,000 shares to Fortune Seekers, Inc. in exchange for $6,000 cash; 100,000 shares to Gary J. McAdam in exchange for $4,000 cash; 250,000 shares to GJM Trading Partners, Ltd. in exchange for $10,000 cash; 375,000 shares to Natalie Shahvaran in exchange for $15,000 in cash; 250,000 shares to Robert A. Strahl, trustee for the trust dated 8/25/99, CRUT, in exchange for $10,000 cash; and 125,000 shares to Twin Rivers, LLC in exchange for $5,000 cash. The securities were sold in a private transaction, without registration, pursuant to Rule 506 of Regulation D, in reliance on the exemption provided by Section 4(6) of the Securities Act. All investors were accredited investors; they had pre-existing relationships with the Company; they had access to all material information pertaining to the Company and its financial condition; and all have held the stock for nearly a year without breaking it down into smaller denominations or transferring it. No broker was involved and no commissions were paid in the transaction.

     Between July 3 and September 4, 2001, we issued a total of 200,000 shares of our common stock to a total of 29 persons at a price of $0.50 per share. The securities were sold in a private transaction, without registration, pursuant to Rule 506 of Regulation D in reliance on the exemption provided by Section 4(2) of the Securities Act. All investors were friends or family of the Company's management; they had pre-existing relationships with the Company; they had access to all material information pertaining to the Company and its financial condition; and all have held the stock for at least half a year without breaking it down into smaller denominations or transferring it. No broker was involved and no commissions were paid in the transaction.


ITEM  27.  EXHIBITS.


EXHIBITS.

SEC Ref. No.  Title of Document . .  . .  . .  . . .   Location

3.1. . . . .  Articles of Incorporation. . . . . . .  Attached
3.2. . . . .  Certificate of Amendment . .  . .  . .  Attached
3.3. . . . .  By-laws . .  . .  . .  . .  . .  . . .  Attached
5.1. . . . .  Legal Opinion included in Exhibit 23.1  Attached
10.1 . . . .  Material Contract - Lease . .  . .  . . Attached
10.2 . . . .  Promissory Note . .  . .  . .  . .  . . Attached
23.1 . . . .  Consent of Cletha A.Walstrand, Esq. . . Attached
23.2 . . . .  Consent of Hansen Barnett & Maxwell . . Attached

ITEM  28.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than payment of expenses incurred by a director, officer or controlling persons in the successful defense of any action, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  to:
(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Lucy's Cafe, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Sacramento, State of California, on May 14, 2002.

                                        Lucy's  Cafe,  Inc.


Dated:  May  15,  2002             By:  /s/  Manijeh  Shahvaran
                                        -----------------------
                                        Manijeh  Shahvaran
                                        President


                                   By:  /s/  Zagros  Shahvaran
                                        ------------------------
                                        Zagros  Shahvaran
                                        Treasurer,  Chief  Financial Officer and
                                        Principal  Accounting  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.



/s/  Manijeh  Shahvaran,                Date:     May  15,  2002
------------------------
Manijeh  Shahvaran
President  and  Director


/s/  Zagros  Shahvaran                  Date:     May  15,  2002
-------------------------
Zagros  Shahvaran,
Chief  Financial Officer,
Principal Accounting Officer,
Secretary/Treasurer  and  Director